Exhibit 99.1

VESTAR CAPITAL PARTNERS TO ACQUIRE RADIATION THERAPY SERVICES, INC. IN $1.1 BILLION DEAL

Company is the largest radiation therapy focused provider of advanced clinical oncology treatments

Management team backs buyout, retains a significant ownership in business going forward

NEW YORK – October 19, 2007 – Radiation Therapy Services, Inc. [Nasdaq: RTSX] and Vestar Capital Partners today announced that the Company has entered into an agreement to be purchased by Vestar Capital for $32.50 per share plus assumed debt, for a deal valued at $1.1 billion.

The Board of Directors of Radiation Therapy Services has approved the merger agreement on the unanimous recommendation of a Special Committee of independent directors and recommends that Radiation Therapy Services’ shareholders adopt the agreement.

Since its founding in 1983, Radiation Therapy Services has created the nation’s largest radiation- focused operator of freestanding radiation treatment centers. The Company provides a range of clinically advanced radiation therapy services to cancer patients. The Company’s 83 treatment centers are located in 27 markets in 16 states including Arizona, California, Florida, and North Carolina.

“In Vestar, Radiation Therapy Services has found a true partner who shares our commitment to patients,” Dr. Daniel Dosoretz, Radiation Therapy Services’ Chief Executive Officer, said. “Our mission is to create sophisticated treatment platforms to provide the best care for cancer patients. I can think of no better ownership structure for the Company to help us focus on this mission.”

“Radiation Therapy Services leads the industry in its reputation, quality of patient care, professionalism of its staff, and strength of its management team,” said Vestar Managing Director, James L. Elrod, Jr.

“Dr. Daniel Dosoretz, Dr. James Rubenstein, Chief Medical Officer, Dr. Daniel Galmarini, Chief Technology Officer, and the management team are recognized leaders in the field, committed to clinical excellence,” Mr. Elrod added. “We are excited to partner with them to extend the Company’s mission of using the latest technologies to create quality outcomes for more patients in more markets.”

Dr. Dosoretz, along with other members of senior management, currently own approximately 40 percent of the Company’s fully diluted shares, and have pledged, in the agreement, to vote their shares in favor of the transaction. The management team will reinvest a significant amount in the Company and will hold an important equity position. In addition, a new management equity incentive program will be put in place to further involve the Company’s leadership in the ongoing business.

The Special Committee, comprised of certain of Radiation Therapy Services’ independent directors, issued the following statement: “After a market check was conducted at the direction of the Special Committee and with the assistance of the Company’s financial advisor, Wachovia Capital Markets, LLC, Radiation Therapy Services received an acquisition proposal from Vestar Capital Partners and, after extensive negotiations and careful consideration in conjunction with our financial advisor, Morgan Joseph & Co. Inc., the Special Committee has unanimously concluded that this transaction is in the best interest of our shareholders. This transaction will provide Radiation Therapy Services’ shareholders with a substantial cash premium over the current trading price of Radiation Therapy Services’ common stock.”

The transaction is expected to close in the first quarter of 2008, and is subject to shareholder approval. Wachovia Securities has committed to provide debt financing for the transaction. Morgan Joseph & Co. Inc. serves as financial advisor to the Special Committee and rendered an opinion to the Special Committee as to the fairness, from a financial point of view, to Radiation Therapy Services’ shareholders (other than management shareholders) of the consideration to be received by those shareholders in the merger transaction and Holland & Knight, LLP is serving as its legal counsel. Shumaker, Loop & Kendrick, LLP is serving as legal counsel and Wachovia Capital Markets, LLC is acting as financial advisor to Radiation Therapy Services. Vestar was advised by Kirkland & Ellis LLP and Kennedy Covington Lobdell & Hickman, L.L.P.

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and it subsidiaries, including Wachovia Capital Markets, LLC, member NYSE, FINRA, and SIPC, and Wachovia Bank, N.A.

About Radiation Therapy Services, Inc.

Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company’s 83 treatment centers are clustered into 27 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

About Vestar

Vestar Capital Partners is a leading international private equity firm. The firm’s investment strategy is targeted towards companies in the U.S., Europe and Japan with valuations in the $100 million to $5 billion range. Since the firm’s founding in 1988, the Vestar funds have completed over 60 investments in companies with a total value of over $20 billion. These companies have varied in size and geography and span a broad range of industries. The firm’s strategy is to invest behind incumbent management teams, family owners or corporations in a creative, flexible and entrepreneurial way with the overriding goal to build long-term franchise value. Vestar currently manages funds with committed capital totaling approximately $7 billion and has offices or affiliates operating in New York, Denver, Boston, Paris, Milan and Tokyo.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of Radiation Therapy Services, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Radiation Therapy Services, Inc. are set forth in its filings with the Securities and Exchange Commission

(“SEC”), which are available at http://www.sec.gov. Unless required by law, Radiation Therapy Services, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For those of you who are Shareholders of the Company please read the information below:

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of Radiation Therapy Services, Inc. and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RADIATION THERAPY SERVICES, INC. AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Radiation Therapy Services, Inc. at http://www.sec.gov, the SEC’s free internet site. Free copies of Radiation Therapy Services, Inc.’s SEC filings are also available on its internet site at http://www.rtsx.com.

Participants in the Solicitation

Radiation Therapy Services, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Radiation Therapy Services, Inc.’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Radiation Therapy Services, Inc. is included in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Company Contacts:

David Watson, CFO

Radiation Therapy Services, Inc.

(239) 931-7281

James Elrod, Jr.

Vestar Capital

(212) 351-1609

Michael Claes

Vestar Capital

(212) 614-5236

Media Contact:

Jason Rando

The Ruth Group

(646) 536-7025

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